Exhibit 99.1

Net 1 Reports Fourth Quarter and Year End 2020 Results

JOHANNESBURG, September 10, 2020 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the fourth fiscal quarter and year ended June 30, 2020.

Q4 2020 Highlights and Recent Developments:

  At June 30, 2020, had unrestricted cash of $218 million and no debt
  Revenue of $26.0 million, excluding the impact of the 2019 SASSA implementation fee refund, was down year-over-year reflecting effects of the COVID-19 pandemic on fees and financial services;
  GAAP EPS of $(0.68) and Fundamental EPS of $(0.22); and
  Operating loss of $13.2 million and adjusted EBITDA loss of $12.2 million.

Strategic Review:

Following completion of the strategic review, our board has realigned Net1 to focus on, and invest in, its core competencies and portfolio of assets within the South African market. We aim to renew Net1 by building on the unique suite of financial technology products that is the profitable heart of our business in order, to provide an end-to-end value proposition for underserved participants in the economy. We believe that Net1 is extremely well-positioned to be a dynamic, catalyzing and positive force for our customers, empowering individuals and small businesses with credit, insurance and payment services.

"South Africa is, and always has been, the engine room of Net1," said Alex Smith, Net1's chief financial officer. "Following our strategic review, we intend to focus our incremental capital and management resources to scale up our South African businesses, and return Net1 to a sustainable, cash generative business. Efficient capital allocation will drive our strategy during fiscal 2021 and beyond in order to generate the best return for the business and for shareholders."

"Economic activity levels in South Africa remain challenging due to the ongoing effects of COVID-19, particularly its wider impact on the macroeconomic environment. We have, however, begun reinvesting in our South African operations and are pleased with the demand for our transactional and financial services since the relaxation of lockdown restrictions in June," he added.

Investment Company

As previously communicated, we are in the process of more formally determining our status under the Investment Company Act. We currently have an authorisation in place to repurchase up to $100 million of shares, however we will not be able to use the authorisation unless and until we can reliably conclude that we will not be considered to be an investment company. We intend to return excess capital to shareholders once this matter is resolved.

Succession plan for CEO

On August 5, 2020, we announced that, after 22 years with our company, Herman G. Kotzé will be stepping down on September 30, 2020, as Net1's CEO and director. Alex Smith will take over as the interim CEO upon Mr. Kotzé's departure, until the board finalizes the appointment of a permanent CEO. To ensure a smooth transition, Mr. Kotzé has agreed to provide consulting services to Net1 through May 31, 2021.

Summary Financial Metrics

	Q4 2020	Q4 2019(R)	Q3 2020	Q4 '20 vs Q4 '19	Q4 '20 vs Q3 '20	Q4 '20 vs Q4 '19	Q4 '20 vs Q3 '20
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	25,978	17,053	36,514	52%	(29%)	86%	(20%)

GAAP operating loss	(13,180)	(52,356)	(14,212)	(75%)	(7%)	(69%)	4%

Adjusted EBITDA (loss) (1)	(12,184)	(72,562)	(6,423)	(83%)	90%	(79%)	113%

GAAP (loss) earnings per share ($)	(0.68)	(3.22)	(0.61)	(79%)	12%	(74%)	26%
Continuing	(0.68)	(3.24)	(0.85)	(79%)	(20%)	(74%)	(10%)
Discontinued	(0.00)	0.02	0.24	nm	nm	nm	nm

Fundamental loss per share ($)(1)	(0.22)	(3.05)	(0.11)	(93%)	100%	(91%)	125%

Fully-diluted shares outstanding ('000's)	57,119	56,804	56,568	1%	1%	nm	nm

Average period USD/ ZAR exchange rate	17.28	14.13	15.37	22%	12%	nm	nm

	F2020	F2019(R)	F2020 vs F2019	F2020 vs F2019
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	150,997	166,227	(9%)	2%

GAAP operating loss	(44,248)	(134,932)	(67%)	(63%)

Adjusted EBITDA (loss)(1)	(30,389)	(64,596)	(53%)	(47%)

GAAP (loss) earnings per share ($)	(1.37)	(5.48)	(75%)	(72%)
Continuing	(1.70)	(5.49)	(69%)	(65%)
Discontinued	0.33	0.01	nm	nm

Fundamental loss per share ($)(1)	(1.04)	(4.53)	(77%)	(74%)

Fully-diluted shares outstanding ('000's)	56,764	56,778	(0%)	nm

Average period USD/ ZAR exchange rate	15.96	14.27	12%	nm

(R) 2019 restated to correct an error identified related to the loss recorded related to the disposal of discontinued operation and to correct errors identified by our equity method investment - Finbond Group Limited. The financial information for the three months June 30, 2019, has been restated with the effect of decreasing GAAP net loss by $0.6 million and decreasing GAAP loss per share by $0.01, respectively. The financial information for the year ended June 30, 2019, has been restated with the effect of increasing GAAP net loss by $3.4 million and increasing GAAP loss per share by $0.06, respectively

(1) Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-EBITDA and Adjusted EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating loss to EBITDA (loss) and Adjusted EBITDA (loss), and GAAP net loss to fundamental net (loss) income and (loss) earnings per share.

Business update related to COVID-19 pandemic

While our business was significantly impacted by the initial lockdown period from March 27 to May 31, we have since been able to reopen all of our operations. While we continue to be affected by the broader macroeconomic conditions that have resulted from the pandemic, we believe that there are opportunities for us in providing financial services and exploiting some of the emerging trends in electronic payment methods and related areas.

The net impact of the lockdown on our results was an EBITDA loss of ZAR 32.0 million during the fourth quarter. We were unable to charge approximately ZAR 27.0 million of withdrawal fees under the pandemic regulations and our micro-lending and insurance businesses were unable to operate during the initial lockdown period. We also saw a 10% reduction in utilisation of our ATMs during this period. The unwinding of the loan book and the resulting impact on revenue reduced EBITDA by a further ZAR 22.0 million and we incurred around ZAR 3.0 million of costs directly related to the pandemic. We were able to partially offset these reductions through access to approximately ZAR 20.0 million of government relief for the businesses that were unable to operate.

In June, we saw some recovery with loan advances picking up strongly and the utilisation of our ATMs returning to pre-COVID-19 levels, which is encouraging and we are now actively looking to expand this customer base.

Factors impacting comparability of our Q4 2020 and Q4 2019 results

• Higher revenue: Our revenues increased 86% in ZAR primarily due to the impact of the 2019 SASSA implementation fee reversal, which was partially offset by lower South African transaction fees, lower ad-hoc technology sales and lower international processing volumes;

• Ongoing operating losses: While operating costs have reduced significantly, we continue to experience operating losses in South Africa and internationally, as a result of depressed revenues and challenging trading conditions during the COVID-19 outbreak; and

• Adverse foreign exchange movements: The U.S. dollar appreciated 22% against the ZAR compared to Q4 2020, which adversely impacted our reported results.

Results of Operations by Segment and Liquidity

South African transaction processing

Segment revenue was $14.2 million in Q4 2020, down 9%, compared with Q4 2019 and also down 20% compared to Q3 2020 on a constant currency basis. The decrease in segment revenue was primarily due to the impact of COVID-19 on our EPE transaction fees and volumes, as well as the disposal of FIHRST, which were partially offset by higher fees from other transacting businesses. Our revenue for Q4 2020 was adversely impacted by ZAR 27.0 million ($1.6 million) as a result of the COVID-19 pandemic as we were unable to charge certain cash withdrawal fees. The higher operating loss in the segment is primarily due to the impact of COVID-19 on our operating activities as discussed above. Our operating loss margin for Q4 2020 and 2019 was (32.1%) and (13.1%), respectively.

International transaction processing

Segment revenue from continuing operations was $1.4 million in Q4 2020, down 12% on a constant currency basis compared with Q4 2019 and down from $1.6 million in Q3 2020. Segment revenue from continuing operations was lower during Q4 2020, primarily due to an ongoing contraction in IPG transaction volumes. Operating loss from continuing operations during Q4 2020 increased compared with fiscal 2019 due to higher operating losses incurred by IPG, reflecting the high fixed costs component of the business. Our operating loss margin for Q4 2020 and 2019 was (289.6%) and (138.1%), respectively.

Financial inclusion and applied technologies

Segment revenue was $12.6 million in Q4 2020, down 13% on a constant currency basis compared with Q4 2020 and also down from $17.7 million in Q3 2020. Prepaid airtime sales were also modestly lower than Q4 2019. Operating loss for this operating segment for Q4 2019 included a goodwill impairment of $6.2 million. Operating loss for Q4 2020 improved compared with fiscal 2019 primarily due to better utilization of our infrastructure, which was partially offset by higher fixed costs incurred and includes a $1.3 million inventory write-down related to Cell C prepaid airtime. The COVID impact on this segment was not significant due to government assistance largely offsetting the revenue impact. Our operating loss margin for the Financial inclusion and applied technologies segment was (19.3%) and (61.2%) during Q4 2020 and 2019, respectively. Our operating loss margin for Q4 2020 excluding the $1.3 inventory write-down was (8.9%) and for Q4 2019 excluding the goodwill impairment was (25.9%), respectively.

Corporate/eliminations

Our corporate expenses decreased primarily due to the inclusion of the impact of the 2019 SASSA implementation fee reversal in Q4 2019 and lower acquired intangible asset amortization expense in Q4 2020 related to intangible assets that were fully amortized during Q4 2019.

Cash flow and liquidity

At June 30, 2020, our cash and cash equivalents were $217.7 million, which comprised U.S. dollar-denominated balances of $171.3 million, ZAR-denominated balances of ZAR 750.9 million ($43.3 million), and other currency deposits, primarily Botswana pula, of $3.0 million, all amounts translated at exchange rates applicable as of June 30, 2020. The increase in our unrestricted cash balances from June 30, 2019, was primarily due to the sale of our Korean operations, FIHRST and the majority of our remaining interest in DNI for cash; and the repayment of a loan outstanding by DNI as of June 30, 2019; which was partially offset by weak trading activities, payment of a termination fee to cancel our Bank Frick option, repayment of our short-term borrowings, capital expenditures, and an additional investment in V2.

Our cash used in operating activities during Q4 2020 was impacted by the cash losses incurred by the majority of our continuing operations, the payment of the $17.5 million option termination fee and the recommencement of lending activities. We were permitted to commence origination of loans in June following the relaxation of the temporary COVID-19 restrictions imposed on our lending activities in March 2020. Capital expenditures for Q4 2020 and 2019 were $1.4 million and $2.1 million, respectively, with Q4 2020 capital expenditures relating primarily to the acquisition of point of sale devices in South Africa to deploy to merchants.

Supplemental presentation for Q4 2020 Results

A supplemental presentation for Q4 2020 will be posted to the Investor Relations page of our website - ir.net1.com prior to our earnings call on Friday, September 11, 2020.

Conference Call

We will host a conference call to review these results on September 11, 2020, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website through October 4, 2020.

Participants are now able to pre-register for the September 11, 2020, conference call by navigating to www.diamondpass.net/2820008. Participants utilizing this pre-registration service will receive their dial-in number upon registration.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

EBITDA and adjusted EBITDA

Earnings before interest, tax, depreciation and amortization ("EBITDA") is GAAP operating (loss) income adjusted for depreciation and amortization and, if applicable, impairment losses. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued, the accrual of the 2019 SASSA implementation fee reversal and adjustment related to retrenchment costs paid.

Fundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), the amortization of intangible assets (net of deferred taxes) related to equity-accounted investments, stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2020 also includes an adjustment for the termination fee paid to cancel the Bank Frick option, impairment losses related to our equity-accounted investments, the gain related to the disposal of Net1 Korea, the gain related to the disposal of FIHRST, the loss related to the deconsolidation of CPS, interest related to SASSA implementation costs refund, and fiscal 2019 also includes gain (loss) related to the disposal of DNI, the accretion of interest related to the DNI contingent consideration, retrenchment costs (net of taxes), the non-controlling interest portion of the amortization of intangible assets (net of deferred taxes), and the amortization of debt facility fees.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metric enhances its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments, the gain related to the disposal of Net1 Korea, the gain on disposal of FIHRST, the loss related to the deconsolidation of CPS, the loss related to the disposal of DNI, impairment loss and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a multinational financial technology company with a presence in Africa, Asia and Europe. Net1 leverages its proprietary banking and payment technology to distribute low-cost financial and value-added services to underserved consumers and small businesses. The Company also provides transaction processing services, including being a leading payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments in banks, telecom and mobile payment technology companies to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dhruv Chopra

Group Vice President, Investor Relations

Phone: +1 917-767-6722

Email: dchopra@net1.com

Media Relations Contact:

Bridget von Holdt

Business Director - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2020	2019	2020	2019
		As restated(R)		As restated(R)
	(In thousands)		(In thousands)

REVENUE	$25,978	$17,053	$150,997	$166,227

EXPENSE

Cost of goods sold, IT processing, servicing and support	22,400	26,225	109,006	129,696
Selling, general and administration	15,762	33,916	75,256	144,920
Depreciation and amortization	996	3,019	4,647	12,103
Impairment loss	-	6,249	6,336	14,440

OPERATING LOSS	(13,180)	(52,356)	(44,248)	(134,932)

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	-	(125,360)	-	(167,459)

GAIN ON DISPOSAL OF FIHRST	-	-	9,743	-

(LOSS) GAIN ON DISPOSAL OF DNI	(1,010)	177	(1,010)	177

LOSS ON DECONSOLIDATION OF CPS	7,148	-	7,148	-

TERMINATION FEE PAID TO BANK FRICK	17,517	-	17,517	-

INTEREST INCOME	790	988	2,805	5,424

INTEREST EXPENSE	1,279	1,659	7,641	9,860

IMPAIRMENT OF CEDAR CELLULAR NOTE	-	7,439	-	12,793

LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(39,344)	(185,649)	(65,016)	(319,443)

INCOME TAX EXPENSE (BENEFIT)	339	272	2,656	(5,072)

NET LOSS BEFORE LOSS FROM EQUITY-ACCOUNTED INVESTMENTS	(39,683)	(185,921)	(67,672)	(314,371)

LOSS FROM EQUITY-ACCOUNTED INVESTMENTS	1,082	1,611	(29,542)	1,258

NET LOSS FROM CONTINUING OPERATIONS	(38,601)	(184,310)	(97,214)	(313,113)

NET INCOME FROM DISCONTINUED OPERATIONS	-	1,272	6,402	13,630
(LOSS) GAIN FROM DISPOSAL OF DISCONTINUED OPERATION, net of tax	(279)	-	12,454	(9,175)

NET LOSS	(38,880)	(183,038)	(78,358)	(308,658)

(ADD) LESS NET (LOSS) INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	10	-	2,349
Continuing	-	10	-	(1,352)
Discontinued	-	-	-	3,701

NET (LOSS) INCOME ATTRIBUTABLE TO NET1	(38,880)	(183,048)	(78,358)	(311,007)
Continuing	(38,601)	(184,320)	(97,214)	(311,761)
Discontinued	$(279)	$1,272	$18,856	$754

Net (loss) earnings per share, in United States dollars:
Basic (loss) earnings attributable to Net1 shareholders	$(0.68)	$(3.22)	$(1.37)	$(5.48)
Continuing	$(0.68)	$(3.24)	$(1.70)	$(5.49)
Discontinued	$(0.00)	$0.02	$0.33	$0.01
Diluted (loss) earnings attributable to Net1 shareholders	$(0.69)	$(3.27)	$(1.37)	$(5.48)
Continuing	$(0.69)	$(3.29)	$(1.70)	$(5.49)
Discontinued	$(0.00)	$0.02	$0.33	$0.01

(R) Certain amounts have been restated to correct discontinued operations presentation, the loss on disposal of discontinued operation, net of tax, gain on disposal of DNI in 2019 and to correct errors identified by our equity method investment - Finbond Group Limited . Refer to Note 1 to Form 10-K for the annual period ended June 30, 2020.
(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Consolidated Balance Sheets

	(A)	(A)
	June 30,	June 30,
	2020	2019
		As restated(R)
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$217,671	$20,014
Restricted cash	14,814	75,446
Accounts receivable, net of allowance of - 2020: $253; 2019: $661 and other receivables	43,068	31,135
Finance loans receivable, net of allowance of - 2020: $7,658; 2019: $8,999	15,879	20,981
Inventory	19,860	5,709
Total current assets before settlement assets	311,292	153,285
Settlement assets	8,014	24,523
Current assets of discontinued operation	-	117,842
Total current assets	319,306	295,650
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - 2020: $29,524; 2019: $55,427	6,656	8,227
OPERATING LEASE RIGHT-OF-USE	5,395	-
EQUITY-ACCOUNTED INVESTMENTS	65,836	148,427
GOODWILL	24,169	37,316
INTANGIBLE ASSETS, net of accumulated amortization of - 2020: $27,325; 2019: $37,036	612	2,228
DEFERRED INCOME TAXES	358	234
OTHER LONG-TERM ASSETS, including reinsurance assets	31,346	28,775
LONG-TERM ASSETS OF DISCONTINUED OPERATION	-	149,390
TOTAL ASSETS	453,678	670,247

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	14,814	75,446
Short-term credit facilities	-	9,544
Accounts payable	6,287	9,866
Other payables	23,779	59,622
Operating lease right of use lease liability - current	2,251	-
Income taxes payable	16,157	1,330
Total current liabilities before settlement obligations	63,288	155,808
Settlement obligations	8,015	24,523
Settlement obligations	-	57,815
Total current liabilities	71,303	238,146
DEFERRED INCOME TAXES	1,859	1,324
RIGHT-OF-USE OPERATING LEASE LIABILITY - LONG TERM	3,312	-
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,012	2,499
LONG-TERM LIABILTIES OF DISCONTINUED OPERATION	-	3,264
TOTAL LIABILITIES	78,486	245,233
COMMITMENTS AND CONTINGENCIES	-	-
REDEEMABLE COMMON STOCK	84,979	107,672

EQUITY
NET1 EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2020: $57,118,925; 2019: $56,568,425	80	80

PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2020: -; 2019: -	-	-
ADDITIONAL PAID-IN-CAPITAL	301,489	276,997
TREASURY SHARES, AT COST: 2020: $24,891,292; 2019: $24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(169,075)	(195,812)
RETAINED EARNINGS	444,670	523,028
TOTAL NET1 EQUITY	290,213	317,342
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	290,213	317,342

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$453,678	$670,247

(R) Certain amounts have been restated to correct the retained earnings and accumulated other comprehensive loss, and to correct errors identified by our equity method investment - Finbond Group Limited . Refer to Note 1 to Form 10-K for the annual period ended June 30, 2020.

(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2020	2019	2020	2019
		As restated(R)		As restated(R)
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(38,880)	$(183,038)	$(78,358)	$(308,658)
Depreciation and amortization	996	6,821	13,299	37,349
Impairment loss	-	6,249	6,336	19,745
Movement in allowance for doubtful accounts receivable	383	8,432	743	32,786
Loss from equity-accounted investments	(1,082)	(1,611)	29,542	(1,273)
Movement in allowance for doubtful loans	316	-	1,035	-
Inventory net realizable value adjustment	1,298	-	1,298	-
Interest on Cedar Cellular note	-	(447)	-	(2,397)
Impairment of Cedar Cellular note	-	7,439	-	12,793
Change in fair value of equity securities	-	125,360	-	167,459
Implementation costs to be refunded to SASSA	-	34,039	-	34,039
Fair value adjustment related to financial liabilities	413	(18)	(340)	73
Interest payable	3	(57)	1,758	237
Facility fee amortized	-	115	-	321
Loss (Gain) on disposal of Net1 Korea	279	-	(12,454)	9,175
Gain on disposal of FIHRST	-	-	(9,743)	-
Loss on deconsolidation of CPS	7,148	-	7,148	-
Loss (Gain) on disposal of DNI	1,010	(177)	1,010	(177)
Loss (Profit) on disposal of property, plant and equipment	(32)	(73)	(127)	(486)
Stock-based compensation charge	558	(1,279)	1,728	393
Dividends received from equity accounted investments	1,424	864	3,549	1,318
Decrease (Increase) in accounts receivable, pre-funded social welfare grants receivable and finance loans receivable	(4,879)	(2,154)	8,818	11,663
(Increase) Decrease in inventory	(1,292)	430	(19,328)	4,042
(Decrease) Increase in accounts payable and other payables	4,521	(3,199)	(139)	(14,538)
(Decrease) Increase in taxes payable	(340)	1,286	(1,427)	3,428
Decrease in deferred taxes	225	(529)	(393)	(11,752)
Net cash used in operating activities	(27,931)	(1,547)	(46,045)	(4,460)

Cash flows from investing activities
Capital expenditures	(1,445)	(2,136)	(5,938)	(9,416)
Proceeds from disposal of property, plant and equipment	216	264	578	1,045
Proceeds from disposal of Net1 Korea, net of cash disposed	-	-	192,619	-
Transaction costs paid related to disposal of Net1 Korea	-	-	(7,458)	-
Proceeds from disposal of DNI as equity-accounted investment	42,477	-	42,477	-
Transaction costs paid related to disposal of DNI as equity-accounted investment	(1,010)	-	(1,010)	-
Proceeds from disposal of subsidiaries, net of cash disposed	-	-	10,895	(2,114)
Deconsolidation of CPS - cash disposed	(328)	-	(328)	-
Investment in equity-accounted investments	-	-	(2,500)	(2,989)
Loan to equity-accounted investment	(519)	-	(1,230)	-
Repayment of loans by equity-accounted investments	-	1,029	4,268	1,029
Acquisition of intangible assets	-	-	-	(1,384)
Investment in MobiKwik	-	-	-	(1,056)
Return on investment	-	-	-	284
Net change in settlement assets	18	2,198	(9,256)	79,077
Net cash used in investing activities	39,409	1,355	223,117	64,476

Cash flows from financing activities
Proceeds from bank overdraft	104,490	238,229	689,763	822,754
Repayment of bank overdraft	(142,682)	(238,146)	(747,935)	(740,969)
Long-term borrowings utilized	-	-	14,798	14,613
Repayment of long-term borrowings	(3,190)	(1,047)	(14,503)	(37,357)
Guarantee fee	-	-	(148)	(394)
Finance lease capital repayments	-	-	(69)	-
Acquisition of non-controlling interests	-	(180)	-	(180)
Dividends paid to non-controlling interest	-	(19)	-	(4,104)
Net change in settlement obligations	(18)	(2,198)	9,256	(79,077)
Net cash (used in) provided by financing activities	(41,400)	(3,361)	(48,838)	(24,714)

Effect of exchange rate changes on cash	1,747	2,126	(17,260)	(3,845)
Net increase (decrease) in cash, cash equivalents and restricted cash	(28,175)	(1,427)	110,974	31,457
Cash, cash equivalents and restricted cash - beginning of period	260,660	122,938	121,511	90,054
Cash, cash equivalents and restricted cash - end of period	$232,485	$121,511	$232,485	$121,511

(R) Certain amounts have been restated to correct net loss and loss on disposal of DNI, and to correct errors identified by our equity method investment - Finbond Group Limited . Refer to Note 1 to Form 10-K for the annual period ended June 30, 2020.
(A) Derived from audited consolidated financial statements.

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended June 30, 2020 and 2019 and March 31, 2020

				Change - actual		Change - constant exchange rate(1)
Key segmental data, in '000, except margins	Q4 '20	Q4 '19	Q3 '20	Q4 '20 vs Q4 '19	Q4 '20 vs Q3 '20	Q4 '20 vs Q4 '19	Q4 '20 vs Q3 '20
Revenue:
South African transaction processing	$14,164	$18,945	$19,883	(25%)	(29%)	(9%)	(20%)
International transaction processing	1,428	36,399	20,608	(96%)	(93%)	(95%)	(92%)
Continuing	1,428	1,980	1,564	(28%)	(9%)	(12%)	3%
Discontinued	-	34,419	19,044	nm	nm	nm	nm
Financial inclusion and applied technologies	12,560	17,573	17,651	(29%)	(29%)	(13%)	(20%)
Continuing	12,560	17,573	17,651	(29%)	(29%)	(13%)	(20%)
Subtotal: Operating segments	28,152	72,917	58,142	(61%)	(52%)	(53%)	(46%)
Intersegment eliminations	(2,174)	(21,445)	(2,584)	(90%)	(16%)	(88%)	(5%)
Consolidated revenue	25,978	51,472	55,558	(50%)	(53%)	(38%)	(47%)
Continuing	25,978	17,053	36,514	52%	(29%)	86%	(20%)
Discontinued	$-	$34,419	$19,044	nm	nm	nm	nm

Operating (loss) income:
South African transaction processing	$(4,541)	$(2,474)	$(8,668)	84%	(48%)	125%	(41%)
International transaction processing	(4,135)	2,209	(415)	nm	896%	nm	1,020%
Continuing	(4,135)	(2,734)	(3,168)	51%	31%	85%	47%
Discontinued	-	4,943	2,753	nm	nm	nm	nm
Financial inclusion and applied technologies	(2,419)	(10,749)	(927)	(77%)	161%	(72%)	193%
Continuing	(2,419)	(10,749)	(927)	(77%)	161%	(72%)	193%
Subtotal: Operating segments	(11,095)	(11,014)	(10,010)	1%	11%	23%	25%
Corporate/Eliminations	(2,085)	(38,632)	(2,686)	(95%)	(22%)	(93%)	(13%)
Continuing	(2,085)	(36,399)	(1,449)	(94%)	44%	(93%)	62%
Discontinued	-	(2,233)	(1,237)	nm	nm	nm	nm
Consolidated operating (loss) income	(13,180)	(49,646)	(12,696)	(73%)	4%	(68%)	17%
Continuing	(13,180)	(52,356)	(14,212)	(75%)	(7%)	(69%)	4%
Discontinued	$-	$2,710	$1,516	nm	nm	nm	nm

Operating (loss) income margin (%)
South African transaction processing	(32.1%)	(13.1%)	(43.6%)
International transaction processing	(289.6%)	6.1%	(2.0%)
Continuing	(289.6%)	(138.1%)	(202.6%)
Discontinued	nm	14.4%	14.5%
Financial inclusion and applied technologies	(19.3%)	(61.2%)	(5.3%)
Continuing	(19.3%)	(61.2%)	(5.3%)
Discontinued	nm	nm	nm
Consolidated operating margin	(50.7%)	(96.5%)	(22.9%)
Continuing	(50.7%)	(307.0%)	(38.9%)
Discontinued	nm	7.9%	8.0%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q4 2020 also prevailed during Q4 2019 and Q3 2020.

Year ended June 30, 2020 and 2019

			Change - actual	Change - constant exchange rate(1)
Key segmental data, in '000, except margins	F2020	F2019	F2020 vs F2019	F2020 vs F2019
Revenue:
South African transaction processing	$73,796	$96,038	(23%)	(5%)
International transaction processing	90,416	148,268	(39%)	(25%)
Continuing	5,041	9,842	(49%)	(37%)
Discontinued	85,375	138,426	(38%)	(24%)
Financial inclusion and applied technologies	82,342	146,184	(44%)	(31%)
Continuing	82,342	89,847	(8%)	13%
Discontinued	-	56,337	nm	nm
Subtotal: Operating segments	246,554	390,490	(37%)	(22%)
Intersegment eliminations	(10,182)	(29,500)	(65%)	(58%)
Consolidated revenue	236,372	360,990	(35%)	(19%)
Continuing	150,997	166,227	(9%)	12%
Discontinued	$85,375	$194,763	(56%)	(46%)

Operating (loss) income:
South African transaction processing	$(19,575)	$(30,771)	(36%)	(22%)
International transaction processing	2,051	2,837	(28%)	(11%)
Continuing	(12,517)	(16,502)	(24%)	(7%)
Discontinued	14,568	19,339	(25%)	(7%)
Financial inclusion and applied technologies	(2,723)	(14,758)	(82%)	(77%)
Continuing	(2,723)	(39,158)	(93%)	(91%)
Discontinued	-	24,400	nm	nm
Subtotal: Operating segments	(20,247)	(42,692)	(53%)	(42%)
Corporate/Eliminations	(15,217)	(70,816)	(79%)	(74%)
Continuing	(9,433)	(48,501)	(81%)	(76%)
Discontinued	(5,784)	(22,315)	(74%)	(68%)
Consolidated operating (loss) income	(35,464)	(113,508)	(69%)	(62%)
Continuing	(44,248)	(134,932)	(67%)	(60%)
Discontinued	$8,784	$21,424	(59%)	(50%)

Operating (loss) income margin (%)
South African transaction processing	(26.5%)	(32.0%)
International transaction processing	2.3%	1.9%
Continuing	(248.3%)	(167.7%)
Discontinued	17.1%	14.0%
Financial inclusion and applied technologies	(3.3%)	(10.1%)
Continuing	(3.3%)	(43.6%)
Discontinued	nm	43.3%
Consolidated operating margin	(15.0%)	(31.4%)
Continuing	(29.3%)	(81.2%)
Discontinued	10.3%	11.0%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2020 also prevailed during fiscal 2019.

Earnings (Loss) from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Q4 2020	Q4 2019(R)	% change	F2020	F2019(R)	% change
Bank Frick	$651	$353	84%	$(17,273)	$(1,542)	1,020%
Share of net income	651	493	32%	1,421	1,109	28%
Amortization of intangible assets, net of deferred tax	-	(140)	nm	(433)	(567)	(24%)
Impairment	-	-	nm	(18,261)	-	nm
Other	-	-	nm	-	(2,084)	nm
DNI(1)	-	865	nm	(9,744)	865	nm
Share of net income	-	1,380	nm	4,676	1,380	239%
Amortization of intangible assets, net of deferred tax	-	(515)	nm	(1,350)	(515)	162%
Impairment	-	-	nm	(13,070)	-	nm
Finbond	1,349	744	81%	1,840	2,619	(30%)
Other	(918)	(351)	162%	(4,365)	(684)	538%
Share of net loss	(918)	(351)	162%	(1,865)	(684)	173%
Impairment	-	-	nm	(2,500)	-	nm
Loss from equity-accounted investments	$1,082	$1,611	(33%)	$(29,542)	$1,258	nm

(R) Certain amounts have been restated to correct errors identified by our equity method investment - Finbond Group Limited . Refer to Note 1 to Form 10-K for the annual period ended June 30, 2020.

(1) DNI was included as an equity-accounted investment from August 1, 2017 until June 30, 2018, the date upon which we obtained control and commenced consolidation of DNI, and then again from March 31, 2019 to March 31,2020. While DNI was consolidated it was included in our Financial inclusion and applied technologies operating segment from the acquisition date.

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating loss to EBITDA loss and adjusted EBITDA loss:

Three months and year ended June 30, 2020 and 2019

	Three months ended June 30,		Year ended June 30,
	2020	2019	2020	2019
Operating loss - GAAP	$(13,180)	$(134,932)	$(44,248)	$(134,932)

Depreciation and amortization	996	12,103	4,647	12,103
Impairment loss	-	14,440	6,336	14,440
Negative EBITDA	(12,184)	(108,389)	(33,265)	(108,389)
Accrual of implementation costs to be refunded to SASSA	-	34,039	-	34,039
Retrenchments costs	-	1,026	-	6,269
Transaction costs	-	762	2,876	3,485
Adjusted EBITDA (loss)	$(12,184)	$(72,562)	$(30,389)	$(64,596)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended June 30, 2020 and 2019

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2020	2019	2020	2019	2020	2019	2020	2019
GAAP	(38,880)	(183,048)	(0.68)	(3.22)	(671,886)	(2,615,462)	(11.76)	(46.04)

Termination fee paid to cancel Bank Frick option	17,517	-			302,711	-
Loss on deconsolidation of CPS	7,148	-			123,525	-
Loss on disposal of DNI	1,010	(177)			17,454	(2,529)
Impairment loss	-	6,249			-	89,288
Intangible asset amortization, net	58	2,785			990	39,807
Intangible asset amortization, net related to equity accounted investments	-	655			-	9,359
Interest related to SASSA implementation costs refund	298	-			5,156	-
Stock-based compensation charge	558	(1,370)			9,643	(19,575)
Transaction costs	-	762			-	10,888
Retrenchment costs, net of tax	-	739			-	10,621
Facility fees for debt	-	115			-	1,643
Fundamental	(12,291)	(173,290)	(0.22)	(3.05)	(212,407)	(2,475,960)	(3.72)	(43.59)

Year ended June 30, 2020 and 2019

	Net Income (USD '000)		(L) EPS, basic (USD)		Net Income (ZAR '000)		(L)EPS, basic (ZAR)
	2020	2019	2020	2019	2020	2019	2020	2019
GAAP	(78,358)	(311,007)	(1.38)	(5.48)	(1,376,640)	(4,437,914)	(24.25)	(78.19)

Impairment of equity method investments	32,084	-			563,672	-
Termination fee paid to cancel Bank Frick option	(17,517)	-			(307,749)	-
(Gain) Loss on discontinued operation	(12,454)	9,175			(218,799)	130,923
Gain on disposal of FIHRST	(9,743)	-			(171,171)	-
Loss on deconsolidation of CPS	7,148	-			125,580	-
Impairment loss	6,336	19,745			111,314	281,751
Intangible asset amortization, net	3,805	16,290			66,835	232,452
Transaction costs	2,876	3,485			50,527	49,727
Intangible asset amortization, net related to equity accounted investments	1,783	1,082			31,325	15,439
Interest related to SASSA implementation costs refund	1,361	-			23,909	-
Stock-based compensation charge	2,607	393			45,801	5,608
Loss on disposal of DNI	1,010	(177)			17,744	(2,526)
Retrenchment costs, net of tax	-	4,514			-	63,708
Intangible asset amortization, net related to non-controlling interest	-	(2,737)			-	(39,054)
Accreted interest on DNI contingent consideration	-	1,848			-	26,360
Facility fees for debt	-	321			-	4,580
Fundamental	(59,062)	(257,068)	(1.04)	(4.53)	(1,037,652)	(3,668,946)	(18.28)	(64.64)

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended June 30, 2020 and 2019

	2020	2019

Net loss (USD'000)	(38,880)	(183,048)
Adjustments:
Loss (Gain) on sale of DNI	1,010	(177)
Loss on deconsolidation of CPS	7,148	-
Impairment loss	-	6,249
Loss (Profit) on sale of property, plant and equipment	(32)	(73)
Tax effects on above	9	20

Net loss used to calculate headline loss (USD'000)	(30,745)	(177,029)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	57,119	56,804

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	57,119	56,804

Headline loss per share:
Basic, in USD	(0.54)	(3.12)
Diluted, in USD	(0.54)	(3.12)

Year ended June 30, 2020 and 2019

	2020	2019

Net loss (USD'000)	(78,358)	(311,007)
Adjustments:
Impairment of equity method investments	33,831	-
(Gain) Loss on disposal of discontinued operation	(12,454)	9,175
Gain on disposal of FIHRST	(9,743)	-
Impairment loss	6,336	19,745
Loss on deconsolidation of CPS	7,148	-
Loss (Gain) on sale of DNI	1,010	(177)
Profit on sale of property, plant and equipment	(127)	(486)
Tax effects on above	36	136

Net loss used to calculate headline loss (USD'000)	(52,321)	(282,614)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,764	56,760

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,764	56,778

Headline loss per share:
Basic, in USD	(0.92)	(4.98)
Diluted, in USD	(0.92)	(4.98)

Calculation of the denominator for headline diluted loss per share

	Q4 2020	Q4 2019	F2020	F2019

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	57,119	56,804	56,764	56,760
Effect of dilutive securities under GAAP	-	-	-	18
Denominator for headline diluted loss per share	57,119	56,804	56,764	56,778

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.